                                                                    Exhibit 99.6
                                                                    ------------

                                                   _________  __, 2002

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

Ladies and Gentlemen:

            In connection  with your  appointment as  Subscription  Agent in the transactions described herein, Sunshine PCS Corporation,  a Delaware corporation
(the "Company"), hereby confirms its arrangements with you as follows:

            1. Rights Offering.  As set forth in the Company's  Prospectus dated
________ __, 2002 (the "Prospectus") and incorporated  herein by reference,  the
Company intends to conduct a rights offering (the "Rights Offering") in which it shall  distribute one right to subscribe for shares of Class A Common Stock (the
"Rights") for each share of Class A common stock, $.0001 par value per share, or
Class B common stock, $.0001 par value per share (together, the "Common Stock"), held at the close of business on February  __, 2002 (the "Record  Date").  Every four such Rights shall entitle the holder  thereof to subscribe for one share of
Class A Common  Stock at the price of $1.00 per share (the  "Basic  Subscription
Privilege").  These  Rights shall  expire at 5:00 p.m.,  New York City time,  on
________ __, 2002 (the "Expiration  Time") and be evidenced by  non-transferable subscription  certificates  ("Subscription  Certificates").  In  addition,  each
Rights holder who exercises  his Basic  Subscription  Privilege in full shall be eligible to subscribe for, at the same price of $1.00 per share, such additional shares of Class A Common  Stock that are  available  as a result of  unexercised
Rights (the  "Oversubscription  Privilege"),  subject to prorartion as set forth below.

            2.  Appointment of Subscription  Agent.  You are hereby appointed as
the  Subscription   Agent  for  the  Rights  Offering  in  accordance  with  the
Prospectus.  Each  reference to you in this letter is to you in your capacity as
Subscription Agent unless the context indicates otherwise.

            3. Delivery of Documents.  Enclosed herewith are the following,  the receipt of which by you is hereby acknowledged:

            (a) a copy of the Prospectus;

            (b) the form of Subscription Certificate;

            (c) the  form  of  Letter  from  Sunshine  PCS  Corporation  to  its
                Stockholders;

            (d) the   Instructions   for  Use  of   Sunshine   PCS   Corporation
                Subscription Certificates;

            (e) the Form of Notice of Guaranteed Delivery; and

            (f) a return  envelope  addressed to American Stock Transfer & Trust
                Company, as Subscription Agent.

            On or before ________ __, 2002, you shall mail or cause to be mailed to each holder of Common Stock, at the close of business on the Record Date (the
"Record  Stockholders"),  a  Subscription  Certificate  evidencing the Rights to which such holder is entitled, a Prospectus, a Notice of Guaranteed Delivery (as defined in paragraph 7 hereof) and an envelope  addressed  to you.  Prior to the mailing,  however,  the  Company  shall  provide  you  with  blank  Subscription
Certificates  for  you  to  prepare  and  issue  in  the  names  of  the  Record
Stockholders  for the  number of Rights  such  stockholders  are  entitled.  The
Company shall also provide you with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates.

            4.  Subscription  Procedure.  (a)  Upon  your  receipt  prior to the
Expiration Time (by mail,  facsimile or delivery) as  Subscription  Agent of (i)
any Subscription Certificate completed and endorsed for exercise, as provided on the  reverse  side  of the  Subscription  Certificate  (except  as  provided  in paragraph  7 hereof),  and (ii)  payment in full of the  subscription  price set forth on the cover page of the Prospectus for the shares of Class A Common Stock subscribed for (the "Subscription  Price") in U.S. funds (A) by certified check, bank  draft or a postal,  telegraphic  or  express  money  order  payable at par
(without   deduction  for  bank  service  charges  or  otherwise)  to  you,  "AS
SUBSCRIPTION AGENT;" (B) by wire transfer of immediately available funds; or (C)
an alternative  payment method arranged by you and approved by the Company,  you shall as soon as practicable after the Expiration Time (but after performing the procedures  described in subparagraphs (b) and (c) below),  which is anticipated to be the twelfth business day thereafter,  mail to the subscriber's  registered address  on the  books  of the  Company  the  shares  of  Class A  Common  Stock subscribed  for  pursuant  to the Basic  and  Oversubscription  Privileges,  and
furnish a list of all such information to the Company.

                (b) As soon as practicable  after the Expiration Time, you shall calculate the number of shares to which each subscriber is entitled  pursuant to the  Oversubscription  Privilege.  Only  subscribers  who  exercise  their Basic
Subscription  Privilege in full shall be eligible to subscribe  for those shares of Class A Common Stock not  subscribed  for pursuant to the Basic  Subscription
Privilege (the "Remaining Shares").  Where there are sufficient Remaining Shares to satisfy all additional  subscriptions by subscribers  exercising their rights under the  Oversubscription  Privilege,  each  subscriber  shall be allotted the number of additional  shares  subscribed for by them. If the aggregate number of shares subscribed for under the Oversubscription Privilege exceeds the number of
Remaining  Shares,  the number of Remaining  Shares  initially  allotted to each participant  in the  Oversubscription  Privilege  shall be the lesser of (i) the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber or (ii) the product (disregarding  fractions) obtained by multiplying the number of  Remaining  Shares by a fraction,  the  numerator  of which is the number of shares  subscribed  for under the  Oversubscription  Privilege by such subscriber,  and the  denominator  of which is the  aggregate  number  of shares subscribed  for  under the  Oversubscription  Privilege.  If after  the  initial allotment there are still Remaining Shares and subscribers whose exercise of the
Oversubscription  Privilege has not been fully satisfied,  such Remaining Shares shall be  allocated  (one or more times as  necessary)  in  accordance  with the

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foregoing  principal until all available  Remaining  Shares have been allocated.
Any fractional  share to which  subscribers  exercising  their  Oversubscription
Privilege  would  otherwise  be entitled  pursuant to such  allocation  shall be rounded up to the next whole share.

                (c)  Upon  calculating  the  number  of  shares  to  which  each subscriber is entitled pursuant to the Oversubscription Privilege and the amount overpaid,  if any, by each  subscriber,  you shall, as soon as practicable,  (i)
furnish  a list of all such  information  to the  Company  and (ii)  inform  the subscribers who participated in the Oversubscription  Privilege of the number of additional shares, if any, allotted to them.

                (d)  Upon  calculating  the  number  of  shares  to  which  each subscriber is entitled pursuant to the  Oversubscription  Privilege and assuming payment for the additional shares  subscribed for has been delivered,  you shall mail to the  subscriber's  registered  address on the books of the  Company  the
additional   shares  the  subscriber  has  been  allotted  as   contemplated  in
subparagraph (a) above. If a lesser number of shares is allotted to a subscriber under the  Oversubscription  Privilege  than the number for which the subscriber has  tendered  payment,  you shall  remit to the  subscriber  the  excess of the payment  received from such  subscriber over the amount required to exercise the
Oversubscription  Privilege  for the number of shares  finally  allotted to such subscriber,  without  interest or  deduction,  at the same time as  certificates representing the shares allotted pursuant to the Oversubscription  Privilege are mailed.

                (e) You shall promptly remit to the Company, after expiration of the Rights Offering and issuance of certificates for the shares  subscribed for, all  funds  received  in  payment  of the  Subscription  Price  under  the Basic
Subscription  Privilege.  Funds received by you pursuant to the Oversubscription
Privilege  shall be held by you in a segregated  account  pending  allocation of
shares  issued  pursuant  to  the  Oversubscription   Privilege.   Upon  mailing
certificates  representing the shares and refunding each subscriber's  funds for additional  shares  subscribed for but not allotted,  if any, you shall promptly remit  all  funds  received  in  payment  of the  Subscription  Price  under the
Oversubscription Privilege to the Company.

            5. Purchase of Rights.  Until 5:00 p.m.,  New York City time, on the
8th calendar day prior to the Expiration Time, you shall facilitate the exercise of Rights by  issuing  new  Subscription  Certificates  in  accordance  with the instructions set forth on the reverse side of the Subscription Certificates.

            6. Defective Exercise of Rights; Lost Subscription Certificates. The
Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in  exercise.  Unless  requested to do so by the Company, you shall not be under any duty to give  notification to holders of Subscription
Certificates  of  any  defects  or   irregularities   in   subscriptions.   Such
subscriptions  shall not be deemed to have been made  until any such  defects or irregularities  have  been  cured or  waived  within  such  time as the  Company determines.  You shall as soon as practicable return  Subscription  Certificates with defects or irregularities  that have not been cured or waived to the holder of the Rights.  If any  Subscription  Certificate  is alleged to have been lost, stolen or  destroyed,  you should follow the same  procedures  followed for lost

                                      -3-

stock certificates  representing shares of Common Stock you use in your capacity as transfer agent for the Company's Common Stock.

            7. Late Delivery.  If prior to the  Expiration  Time you receive (i)
payment in full of the Subscription Price for the shares of Class A Common Stock being  subscribed  for and (ii) a  guarantee  notice (a  "Notice  of  Guaranteed
Delivery")   substantially   in  the  form  delivered   with  the   Subscription
Certificate,  from a  commercial  bank or trust  company  having  an  office  or correspondent  in the United States,  or a member firm of any registered  United
States national securities exchange or of the National Association of Securities
Dealers,  Inc. stating the certificate  number of the  Subscription  Certificate relating to the Rights, the name and address of the exercising stockholder,  the number  of  Rights  represented  by the  Subscription  Certificate  held by such exercising  stockholder,  the  number of shares  of Class A Common  Stock  being subscribed  for  pursuant  to the Basic  Subscription  Privilege,  the number of shares of Class A Common Stock,  if any,  being  subscribed  for pursuant to the
Oversubscription  Privilege,  and  guaranteeing  the  delivery  to  you  of  the
Subscription Certificate evidencing such Rights within three trading days on the over-the-counter  market ("OTC")  following the date of the Notice of Guaranteed
Delivery,  then  the  Rights  may be  exercised  even  though  the  Subscription
Certificate was not delivered to you prior to the Expiration Time, provided that within three OTC trading  days  following  the date of the Notice of  Guaranteed
Delivery  you receive the  properly  completed  and duly  executed  Subscription
Certificate evidencing the Rights being exercised,  with signature guaranteed if required.

            8.  Delivery.  You  shall  deliver  to  the  Company  the  exercised
Subscription  Certificates in accordance with written  directions  received from the  Company  and  shall  deliver  the  shares  of Class A  Common  Stock to the subscribers  who have duly  exercised  Rights at their  registered  addresses as instructed on the reverse side of the Subscription Certificates.

            9.  Reports.  You shall notify the Company by telephone on or before the close of business on each business day during the period commencing with the mailing  of the Rights  and  ending at the  Expiration  Time (and in the case of guaranteed  deliveries  ending three business days after the Expiration Time) (a
"daily  notice"),  which notice shall  thereafter be confirmed in writing of (i)
the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed delivery on the day covered by such daily notice,  (iii) the  number of Rights  for which  defective  exercises  have been received  on the day  covered  by such daily  notice,  (iv) the number of shares requested under the  Oversubscription  Privilege and (v) the cumulative total of the  information  set forth in clauses (i) through (iv) above.  At or before the first business day following the  Expiration  Time, you shall certify in writing to the Company the  cumulative  total  through  the  Expiration  Time of all the information set forth in clauses (i) through (iv) above.  You shall maintain and update a listing of holders who have fully or partially  exercised their Rights, and holders who have not exercised  their Rights.  You shall provide the Company or its designee with such information compiled by you pursuant to this paragraph
9 as any of them shall request.

            10. Future Instructions.  With respect to notices or instructions to be  provided  by the  Company  hereunder,  you may rely  and act on any  written instruction signed by (a) any one or more of the following  authorized  officers or employees of the Company:  Karen E. Johnson,  Chief Executive  Officer of the

                                      -4-

Company or Robert E. Dolan,  Assistant Secretary of the Company; or (b) David J.
Adler of Olshan  Grundman  Frome  Rosenzweig  & Wolosky LLP or Rick A. Werner of
Olshan Grundman Frome Rosenzweig & Wolosky LLP, both counsel for the Company.

            11. Payment of Compensation  and Expenses.  The Company will pay you compensation for acting in your capacity as Subscription  Agent hereunder as set forth on Schedule 1 attached hereto.

            12. Counsel. You may consult with counsel satisfactory to you, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

            13.  Indemnification.  The Company covenants and agrees to indemnify and hold you harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject, arising from or out of, directly or indirectly, any  claim or  liability  resulting  from your  actions  as  Subscription  Agent pursuant  hereto;  provided that such covenant and agreement  does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own  negligence,  misconduct or bad faith or that of any employees,  agents or independent contractors used by you in connection with performance of your duties as Subscription  Agent  hereunder,  or your breaching any of your obligations under this Agreement.

            14. Notices. Unless otherwise provided herein, all reports,  notices and other communications required or permitted to be given hereunder shall be in writing  and  delivered  by hand or  confirmed  telecopy or by first class mail, postage prepaid, as follows:

            (a)         If to the Company, to:

                        Sunshine PCS Corporation
                        359 West 11th Street
                        Suite 7B
                        New York, NY 10014
                        Telephone:  (646) 336-1718

                        with a copy to:

                        David J. Adler, Esq.
                        Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        505 Park Avenue
                        New York, NY 10022
                        Telephone:   (212) 753-7200
                        Telecopy:    (212) 935-1787

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            (b)         If to you, to:

                        American Stock Transfer & Trust Company
                        59 Maiden Lane
                        New York, New York  10038
                        Attention:  Herbert Lemmer
                        Telephone:   (718) 921-8200
                        Telecopy:    (718) 234-5001

            15.  Assignment,  Delegation.  (a) Neither  this  Agreement  nor any rights or  obligations  hereunder  may be assigned or  delegated by either party without the written  consent of the other party.  This Agreement  shall inure to the benefit of and be binding  upon the parties and their  respective  permitted successors  and  assigns.  Nothing in this  Agreement  is  intended  or shall be construed  to confer  upon any other  person  any  right,  remedy or claim or to impose upon any other person any duty, liability or obligation.

            16. Governing Law. The validity,  interpretation  and performance of this  Agreement  shall be governed  by the law of the State of New York,  except that body of law relating to choice of laws.

            17.  Severability.  If any provision of this Agreement shall be held invalid, unlawful, or unenforceable,  the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

            18.  Counterparts.  This  Agreement  may be  executed in one or more counterparts,  each of which shall be deemed to be an original  and all of which together shall be considered one and the same agreement.

            19. Captions.  The captions and descriptive  headings herein are for convenience of the parties only. They do not in any way modify,  amplify,  alter or give full notice of the provisions hereof.

            20.  Confidentiality.  All  books,  records,  information  and  data pertaining to the business of a party that are exchanged or received pursuant to the  negotiation  or the carrying out of this  Agreement  including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily  disclosed to any other person,  except as may be required by law.

            21.  Term.  This  Agreement  shall  remain in effect  until 30 days'
written  notice  has  been  provided  by  either  party  to  the  other  of  its termination.  Upon termination of the Agreement,  the  Subscription  Agent shall retain all cancelled  Subscription  Certificates  and related  documentation  as required by applicable law.

            22.  Merger of  Agreement.  This  Agreement  constitutes  the entire agreement  between the parties hereto and  supersedes  any prior  agreement with respect to the subject matter hereof whether oral or written.

                                      -6-

            If the foregoing is in  accordance  with your  understanding  of our arrangements, please sign and return the enclosed duplicate of this letter.

                                    Very truly yours,

                                    SUNSHINE PCS CORPORATION

                                    ----------------------------------
                                    By:  Karen E. Johnson
                                    Title:  Chief Executive Officer

            The foregoing is in accordance with our  understanding and is hereby confirmed and accepted.

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                    -----------------------------------
                                    By:    Herbert Lemmer
                                    Title: Vice President and General Counsel

Dated:  ________ __, 2002

                                      -7-

                                   SCHEDULE 1

                            Compensation and Expenses

            The  Subscription  Agent shall submit an invoice to the Company upon completion  of the Rights  Offering.  The Company  shall submit  payment of such invoice within 10 business days of receipt of the invoice.

            Compensation  and Expenses:  $[____] plus  reasonable  out-of-pocket expenses incurred

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